                                                                 Exhibit (g)(24)

                                    AMENDMENT

    to the Automatic and Facultative Reinsurance Agreement (the "Agreement")
                        effective April 29, 1999, between

              IDS LIFE INSURANCE COMPANY of Minneapolis, Minnesota
                  (hereinafter referred to as "CEDING COMPANY")

                                       and

    [NAME OF REINSURANCE COMPANY] of [city and state of reinsurance company]
                    (hereinafter referred to as "REINSURER")

                   THIS AMENDMENT IS EFFECTIVE JANUARY 1, 2001

1. Schedule B, Reinsurance Premiums - Yearly Renewable Term Basis is hereby revised and replaced with the attached Schedule B, Reinsurance Premiums - Yearly Renewable Term Basis (Effective January 1, 2001), which shows revised allowances applicable to base policies and Other Insured Riders with issue dates on or after January 1, 2001. This Amendment does not revise the ALB Annual Cost of Insurance Rates attached as part of Schedule B.

2. All provisions of the Agreement not specifically modified herein remain unchanged.

In witness of the above, CEDING COMPANY and REINSURER have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below.


IDS LIFE
INSURANCE COMPANY                             [NAME OF REINSURANCE COMPANY]


By:       /s/ Kevin E. Palmer                 By:       [signature]
          ------------------------------      Title:    [title]
Title:    Reinsurance Actuary                 Date:     12/7/00
Date:     11/13/2000


By:       /s/ Timothy V. Bechtold             By:       [signature]
          ------------------------------      Title:    [title]
Title:    EVP-Risk Management                 Date:     12-4-00
Date:     11/13/2000

                                    EXHIBIT I

Underwriting Guidelines for Internal Replacements to Permanent Insurance

EVEN EXCHANGES AND NOT REQUESTING OR NOT ELIGIBLE FOR PREFERRED CLASS

o     No underwriting

EVEN EXCHANGES WITH REQUEST FOR PREFERRED RATES

Within three years (use last date underwritten) :

o     Application

Three to ten years:

o     Application

o     MIG (if necessary for new age and full amount of new policy)

o     Blood, urine and physical measures

More than ten years:

o     Full underwriting for new age and full amount of new policy

Exchanges with Increases

o If the original policy was underwritten non-medically, full underwriting for new age and full amount of new policy is required

INCREASE OF $25,000 OR LESS:

o     Follow guidelines for even exchanges with request for preferred rates

o Exception: Three to ten years - blood, urine and physical measures are required only if necessary for new age and full amount of new policy

INCREASES GREATER THAN $25,000:

Within three years (use last date underwritten):

o     Application

o     Full underwriting for new age and amount of increase

Three to ten years:

o     Application

o MIG, blood, urine and physical measures (if necessary for new age and full amount of new policy)

o     Full underwriting for new age and amount of increase

More than ten years:

o     Full underwriting for new age and full amount of new policy


[redacted] VUL3 (4/29/99)                                               06/28/99

                                    AMENDMENT

    to the Automatic and Facultative Reinsurance Agreement (the "Agreement")
                        effective April 29, 1999, between

              IDS LIFE INSURANCE COMPANY of Minneapolis, Minnesota
                  (hereinafter referred to as "CEDING COMPANY")

                                       and

    [NAME OF REINSURANCE COMPANY] of [city and state of reinsurance company]
                    (hereinafter referred to as "REINSURER")

                   THIS AMENDMENT IS EFFECTIVE JANUARY 1, 2001

1. Schedule B, Reinsurance Premiums - Yearly Renewable Term Basis is hereby revised and replaced with the attached Schedule B, Reinsurance Premiums - Yearly Renewable Term Basis (Effective January 1, 2001), which shows revised allowances applicable to base policies and Other Insured Riders with issue dates on or after January 1, 2001. This Amendment does not revise the ALB Annual Cost of Insurance Rates attached as part of Schedule B.

2. All provisions of the Agreement not specifically modified herein remain unchanged.

In witness of the above, CEDING COMPANY and REINSURER have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below.

IDS LIFE
INSURANCE COMPANY                             [NAME OF REINSURANCE COMPANY]


By:       /s/ Kevin E. Palmer                 By:       [signature]
          ------------------------------      Title:    [title]
Title:    Reinsurance Actuary                 Date:     12/7/00
Date:     11/13/2000


By:       /s/ Timothy V. Bechtold             By:       [signature]
          ------------------------------      Title:    [title]
Title:    EVP-Risk Management                 Date:     12-4-00
Date:     11/13/2000


[redacted] VUL3 (4/29/99)                                             11/10/2000
Amendment Effective 1/1/2001

                                   SCHEDULE B

               REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM BASIS
                           (EFFECTIVE JANUARY 1, 2001)

1.    LIFE INSURANCE:

      a. For base policies and Other Insured Riders with issue dates before January 1, 2001, the standard annual reinsurance premium rates per $1000 of Reinsurance Risk Amount are the net of the ALB Annual Cost of Insurance (COI) rates attached to this Schedule B and the following allowances:

            --------------------------------------------------------------------
               Years        Preferred        Std Non-Tobacco         Tobacco
            --------------------------------------------------------------------
                 1        [percentage]        [percentage]        [percentage]
            --------------------------------------------------------------------
                2-10      [percentage]        [percentage]        [percentage]
            --------------------------------------------------------------------
                11+       [percentage]        [percentage]        [percentage]
            --------------------------------------------------------------------

      b. For base policies and Other Insured Riders with issue dates on or after January 1, 2001, the standard annual reinsurance premium rates per $1000 of Reinsurance Risk Amount are the net of the ALB Annual Cost of Insurance (COI) rates attached to this Schedule B and the following allowances:

            --------------------------------------------------------------------
               Years        Preferred         Std Non-Tobacco         Tobacco
            --------------------------------------------------------------------
                1-10      [percentage]         [percentage]        [percentage]
            --------------------------------------------------------------------
                11+       [percentage]         [percentage]        [percentage]
            --------------------------------------------------------------------

      c. Where a substandard table rating is applied, the underlying COI rates will be increased by [percentage] per table, and then multiplied by the percentage above.

      d. Flat Extra reinsurance premiums are the following percentages of such premiums charged the insured:

            --------------------------------------------------------------------
                Permanent flat extra premiums (for more than 5 years duration)
            --------------------------------------------------------------------
                First Year                           [percentage]
            --------------------------------------------------------------------
              Renewal Years                          [percentage]
            --------------------------------------------------------------------

            --------------------------------------------------------------------
                Temporary flat extra premiums (for 5 years or less duration)
            --------------------------------------------------------------------
                All Years                            [percentage]
            --------------------------------------------------------------------

      e. There will be no reinsurance premium charged for the Automatic Increasing Benefit Rider.


[redacted] VUL3 (4/29/99)                                             11/10/2000
Amendment Effective 1/1/2001

2.      AGE BASIS:

        Age Last Birthday

[redacted] VUL3 (4/29/99)                                             11/10/2000
Amendment Effective 1/1/2001

                                   SCHEDULE D
                                FACULTATIVE FORMS

                           Application for Reinsurance
                           Notification of Reinsurance

[redacted] VUL3 (4/29/99)                                                6/28/99

                               SCHEDULE C, PART IV

                            Quarterly Reserve Report

              Mean Reserves as of End of ____________ Quarter, 19__

                            Risk Premium Reinsurance

        Life                          _______________________________

        Accidental Death Benefits     _______________________________

        Waiver of Premium             _______________________________

        Mortality Table               _______________________________

        Rate of Interest              _______________________________


BRPR
6/82

                          CONDITIONAL RECEIPT SCHEDULE

                               Conditional Receipt

IDS LIFE INSURANCE COMPANY
IDS TOWER 10
Minneapolis, Minnesota 55440
An American-Express company

AGREEMENT AND SIGNATURE
--------------------------------------------------------------------------------
AGREEMENT

By signing this application, you acknowledge all of the following terms and conditions.

      ADEQUATE INFORMATION. You have received the Description of IDS Life's Information Practices, and you have read and understood it.

      WHEN COVERAGE BEGINS. You agree that an Insured for life or disability insurance will be covered prior to policy delivery only when all of the following requirements have been met:

      The owner has paid the full first premium, according to the mode of premium payment selected, for all insurance applied for in this application (any check or draft for that payment must be honored by the bank); and

      The Insured has submitted all medical and other information required by the company's written underwriting rules; and

      The Insured is insurable on the Effective Date, as defined below, under the company's underwriting rules, for the plan and amount of coverage at the rate applied for with no modification. "Effective Date" as used herein means the later of: (a) the date of this application; or (b) the date of completion of all medical examinations and other information required by the company's written underwriting rules.

      In cases where the Insured is not insurable for the plan or the amount or at the rate applied for, coverage begins if and when the company includes that person under a policy accepted by the owner.

      For disability coverage, all disability policies specified to be discontinued in this application must also be discontinued before coverage will begin. (This limitation is subject to the incontestability provision in the policy.)

      AMOUNT OF COVERAGE. Before the policies are delivered, the amount of coverage on each Insured will be the total requested for that person, up to a maximum of [dollar amount].

      COMPANY'S RESPONSIBILITIES. You understand that:

            Only the company has the authority to decide on insurability and risk classification and to bind the company to insure the insured;

            If a policy does not go into effect, the company's sole liability will be to refund any premium paid, plus interest if required by law;

            Only statements made in writing will bind the company;

            No change in or waiver of anything in this application or alteration of an insurance policy is binding unless it is in writing and signed by an officer of the company; and

            By accepting a policy, the owner ratifies any changes entered at any time in the Home Office Endorsements section of this application. However, the owner must sign a separate written document for any change in type of plan, amount, benefits or Insured's risk classification.

            Any insurance provided by this agreement will be subject to the conditions and terms of the policy applied for.

      RELEASE OF INFORMATION. It is our policy and practice to respect each individual's right to privacy. Releasing limited client information occurs when there is a service we do not provide and believe could meet your specific financial needs. If you object to such release, please indicate this on the application or by writing to us.

      VIRGINIA APPLICATIONS ONLY. You agree that the completed application has been read by or to you and you understand that any false statement or misrepresentation may result in loss of coverage under this policy.

      QUALIFIED PLANS ONLY. You certify that the plan stated in item B is qualified under Section 401(a) of the United States Internal Revenue Code. This policy will be issued based on representations by you that the Plan is qualified.

      DECLARATION

            You declare that each of the answers made in this application is true and complete to the best of your knowledge and belief and will be a basis for any policy issued. You also acknowledge that you have received a copy of this agreement and receipt for any premium paid with this application.

      CERTIFICATION

            You certify, under the penalties of perjury as required by Form W-9 of the Internal Revenue Service, that the names, addresses, social security (taxpayer ID) numbers, and backup withholding information provided in this application are true, correct and complete.

VARIABLE LIFE/VARIABLE UNIVERSAL LIFE. If you have applied for this type of insurance, check each of the following to acknowledge that you have read and understood them:

      |_| ADEQUATE INFORMATION. You have received the current prospectuses for the policy applied for and any funds involved.

      |_| PURPOSE. You agree that this variable type of insurance is in accord with your insurance and financial objectives.

      |_| VARIABLE VALUES. The amount of Death Benefit and Policy Value can both Increase and decrease, however the Death Benefit will never be less than any Guaranteed Minimum Death Benefit.

      |_| FEES AND CHARGES. The fees and charges (including possible surrender charges) have been explained to you and are also explained in detail in the policy.

UNIVERSAL LIFE INSURANCE. If you have applied for this type of insurance, you acknowledge that you have been informed that (1) the company may periodically change the current interest rate being credited on cash values, and (2) that surrender charges may apply in certain circumstances.

CONSOLIDATED STATEMENT

      IDS periodically sends out information for each of its accounts, which are consolidated into one Statement covering all accounts owned by members of the same household. If you don't want this account reported that way, check here |_|.

AUTHORIZATION TO OBTAIN INFORMATION-IDS LIFE INSURANCE COMPANY

      You authorize any physician, medical practitioner, hospital, other medical facility, the Medical Information Bureau and any other organization or person having medical and other Information about you and your minor children to give that information to the company or its reinsurer. You understand that the company will use this information to determine eligibility for insurance and benefits. The company will not release the information except to a reinsurance company, the Medical Information Bureau, and any person or organization providing business or legal services relating to your application or any claim. You know that your medical records, including any alcohol or drug abuse information, may be protected by Federal Regulation 42 CFR Part 2.

      You authorize the company to obtain investigative consumer reports on you and your minor children. You understand that you have the right to request a personal interview if an investigative consumer report is obtained.

      You agree that a photographic copy of this authorization will be as valid as the original.

      You agree that this authorization will be valid for two and one-half years from the date shown below.

      You acknowledge that you have received a copy of this authorization.

Signatures (Insureds under age 15 need not sign.)

Insured (base plan)     x                                           OIR Insured      x
                        ------------------------------------------                   ------------------------------------------
             FIR Spouse x                                           OIR Insured      x
                        ------------------------------------------                   ------------------------------------------
              Nominator x                                           OIR Insured      x
                        ------------------------------------------                   ------------------------------------------
Owner's signature      x                                            (omit if owner already signed as an Insured)
                       -------------------------------------------
     Signed at (city)                                 (state)                               on (date)
                      ---------------------------------      --------------------------------          ------------------------

RECEIPT
--------------------------------------------------------------------------------

All checks must be completed in full and be made payable to the company (not to the representative).

Received from ____________________________ the sum of $_____________________
with this application.

|_| No money paid with this application.

REPRESENTATIVE'S REPORT
--------------------------------------------------------------------------------

a     Is Insured related to representative? |_| Yes, give relationship _______
                                            |_| No, how long acquainted?______

b     If the Insured must be called, give best time to call, between

      8 a.m.-4:30 p.m. CST, M-F:___________________  and phone: (_____)_________

c     Medical requirements (check one)

      |_| Medical examination not required. Insured must complete the medical history questionnaire

      |_|   Insured must have medical exam Examiner ________
            Date of exam appointment /_/_____ Type A B C D E
                                                (Circle One)

      |_|   OIR must have medical exam Examiner ____________
            Date of exam appointment /_/_____ Type A B C D E
                                                (Circle One)

      You certify that you personally requested the information in this application and witnessed its signing and received any money that was paid. You also certify that you truly and accurately recorded on the application the information supplied by the applicant.

      You are not aware of anything detrimental to the risk that is not recorded in this application.

      To the best of your knowledge and belief this application |_| does |_| does not involve replacement of existing insurance or annuities.

      |_| Virginia applications only: You certify that the paragraph marked "Virginia applications only," in the Agreement above, was discussed with the client and its terms were satisfied.

      Representative's signature ___________ No. __________DSO _________________

      Representative's name (print) ___________________ Phone (  ) _____________


33885

                                PREMIUM SCHEDULE

                            Reinsurance Premium Rates

                            Fully Underwritten Issues

                                 Standard Risks

The monthly reinsurance premium shall be the attached Guaranteed Maximum cost of insurance rates charged the insured per thousand of the net amount at risk times the following percentages:

                      Automatic and Capacity Facultative*

                                   Policy Year
                                 1           2+
                                ----        -----

                           Non-Capacity Facultative**

                                   Policy Year
                                 1           2+
                                ----        -----

                                Substandard Risks

The substandard table extra premiums shall be the number of tables assessed the risk times [percentage] of the attached appropriate standard rates times the above percentages.

 * Capacity facultative reinsurance is that reinsurance for which the REINSURED made facultative application to no reinsurer other than the [name of reinsurance company] and on which the REINSURED retains its full limit of retention for the plan, age at issue, and mortality classification of the policy.

** Non-capacity facultative reinsurance is that reinsurance for which the REINSURED made facultative application to reinsurers other than the [name of reinsurance company]N and on which the REINSURED retains less than its full limit of retention for the plan, age at issue, and mortality classification of the policy.

                   Continuations to Issues Reinsured Hereunder

The reinsurance premium for policies reinsured under this agreement as continuations shall be the appropriate premium described in this agreement; unless the reinsurance agreement under which the original policy was reinsured specifies otherwise, the policy duration and attained age of the insured for purposes of calculating such premiums, shall be determined as though the continuations were issued on the same date and at the same issue age as the original policy.

                  Continuations from Issues Reinsured Hereunder

The reinsurance premium for continuations of policies reinsured under this agreement shall be as described in the agreement which covers the new policy; unless that agreement specifies otherwise, the policy duration and attained age of the insured, for purposes of calculating such premiums, shall be determined as though the continuations were issued on the same date and at the same issue age as the original policy. If no such agreement is in effect between the [name of reinsurance company] and the REINSURED, reinsurance shall continue hereunder.

                             Continuation Policy Fee

If the premium scale applicable to a continuation contains a policy fee, a continuation shall, for purposes of determining the policy fee only and notwithstanding the method prescribed for calculating the basic premium, be considered a renewal if the REINSURED has paid the [name of reinsurance company] a first-year policy fee on reinsurance of the original policy and as a new issue if the REINSURED has not paid the [name of reinsurance company] a policy fee on reinsurance of the original policy.

                          Waiver of Premium Disability

The premium which the REINSURED charges the insured on the amount reinsured less total allowances of [percentage] first year and [percentage] in renewal years.

                                 MALE RATE TABLE

          Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 for Insureds with a Standard Rate Classification

                               Standard                                       Standard                                  Standard
 Attained                        Non-          Attained                         Non-         Attained                     Non-
    Age         Standard        Smoker           Age          Standard         Smoker          Age          Standard     Smoker
    ---         --------        ------           ---          --------         ------          ---          --------     ------



For insureds with other than a standard rating classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Rating Factor shown under Policy Data.

                                FEMALE RATE TABLE

          Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 for Insureds with a Standard Rate Classification

                               Standard                                       Standard                                  Standard
 Attained                        Non-          Attained                         Non-         Attained                     Non-
    Age         Standard        Smoker           Age          Standard         Smoker          Age          Standard     Smoker
    ---         --------        ------           ---          --------         ------          ---          --------     ------


For insureds with other than a standard rating classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Rating Factor shown under Policy Data.

                              ARBITRATION SCHEDULE

To initiate arbitration, either the REINSURED or the [name of reinsurance company] shall notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ten (10) days of its receipt.

The arbitration hearing shall be before a panel of three arbitrators, each of whom must be a present or former officer of a life insurance company. An arbitrator may not be a present or former officer, attorney, or consultant of the REINSURED or the [name of reinsurance company] or either's affiliates.

The REINSURED and the [name of reinsurance company] shall each name five (5) candidates to serve as an arbitrator. The REINSURED and the [name of reinsurance company] shall each choose one candidate from the other party's list, and these two candidates shall serve as the first two arbitrators. If one or more candidates so chosen shall decline to serve as an arbitrator, the party which named such candidate shall add an additional candidate to its list, and the other party shall again choose one candidate from the list. This process shall continue until two arbitrators have been chosen and have accepted. The REINSURED and the [name of reinsurance company] shall each present their initial lists of five (5) candidates by written notification to the other party within twenty-five (25) days of the date of the mailing of the notification initiating the arbitration. Any subsequent additions to the list which are required shall be presented within ten (10) days of the date the naming party receives notice that a candidate that has been chosen declines to serve.

The two arbitrators shall then select the third arbitrator from the eight (8) candidates remaining on the lists of the REINSURED and the [name of reinsurance company] within fourteen (14) days of the acceptance of their positions as arbitrators. If the two arbitrators cannot agree on the choice of a third, then this choice shall be referred back to the REINSURED and the [name of reinsurance company]. The REINSURED and the [name of reinsurance company] shall take turns striking the name of one of the remaining candidates from the initial eight (8) candidates until only one candidate remains. If the candidate so chosen shall decline to serve as the third arbitrator, the candidate whose name was stricken last shall be nominated as the third arbitrator. This process shall continue until a candidate has been chosen and has accepted. This candidate shall serve as the third arbitrator. The first turn at striking the name of a candidate shall belong to the party that is responding to the other party's initiation of the arbitration. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in the "ARBITRATION" article. Therefore, at no time will either the REINSURED or the [name of reinsurance company] contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both the REINSURED and the [name of reinsurance company] to inform those candidates actually chosen as arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute shall be coordinated with the other party and shall be provided simultaneously to the other party or shall take place in the presence of the other party. Further, at no time shall any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

The arbitration hearing shall be held on the date fixed by the arbitrators. In no event shall this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators shall establish prearbitration procedures as warranted by the facts and issues of particular case. At least ten (10) days prior to the arbitration hearing, each party shall provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they shall give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration shall have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty (20) days after the end of the arbitration hearing, the arbitrators shall issue a written decision that sets forth their findings and any award to be paid as a result of the arbitration, except that the arbitrators may not award punitive or exemplary damages. In their decision, the arbitrators shall also apportion the costs of arbitration, which shall include, but not be limited to, their own fees and expenses.

AMENDMENT

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                        effective April 1, 1990, between

              IDS LIFE INSURANCE COMPANY of Minneapolis, Minnesota,

                   hereinafter referred to as the "REINSURED,"

                                       and

    [name of reinsurance company] of [city and state of reinsurance company]

         hereinafter referred to as the "[name of reinsurance company]."

            The REINSURED'S plans to be reinsured under the Agreement on and after the first day of May, 1991, shall be those specified in the Subject Reinsurance Schedule, attached hereto.

            It is expressly understood and agreed that the provisions of this amendment shall be subject to all the terms and conditions of the Agreement of which this amendment is a part which do not conflict with the terms hereof.

            IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

IDS LIFE INSURANCE COMPANY

Signed at Minneapolis, MN

By    /s/ [ILLEGIBLE]                       By    /s/ Timothy V. Bechtold
   -------------------------------             --------------------------------
Title  Vice President - Finances            Title Vice President - Insurance Product Development
Date   6/10/91                              Date  6/10/91

[name of reinsurance company]

Signed at [city and state of reinsurance company]

By [signature]                              By [signature]
   [title]                                     [title]
Date 6/14/91                                Date June 14, 1991

                         -----------------------
                                  IMAGED

                         DATE 9-10-91 BY CD
                              -------    ------
                         -----------------------


Agreement No. 18/Revision No. 1                                           Page.1

                          SUBJECT REINSURANCE SCHEDULE

              Insurance Subject to Reinsurance under this Agreement

The REINSURED'S entire excess of its issues of the following plans bearing application dates in the range shown below to insureds having surnames beginning with the letters of the alphabet shown below.

A. Thirty-three and one-third percent of the reinsurance the REINSURED cedes automatically of the insurance specified below shall be ceded under this agreement.

                                                                                      Dates                     Letters
                                                                                      -----                     -------
                                      Plan                                      From         Through       From      Through
                                      ----                                      ----         -------       ----      -------
        UL25                                                                   04-01-90         --           A           z
        UL100                                                                  04-01-90         --           A           z
        UL500                                                                  04-01-90         --           A           z
        VUL                                                                    04-01-90         --           A           z
        EUL25                                                                  04-01-90         --           A           z
        EUL100                                                                 04-01-90         --           A           z
           Other Insured Riders (OIR)                                          04-01-90         --           A           z
           Waiver of Monthly
                Deductions (WMD) Rider                                         04-01-90         --           A           z
        Whole Life                                                             04-01-90         --           A           z
           Annual Reducing Term
             (ART) Rider                                                       04-01-90         --           A           z
           Waiver of Premium (WP) Rider                                        04-01-90         --           A           z
        YRT                                                                    04-01-90         --           A           z
        YRT-7                                                                  04-01-90         --           A           z
        10 Year Renewable Term                                                 04-01-90         --           A           z
           ART Rider                                                           04-01-90         --           A           z
           Waiver of Premium Rider                                             04-01-90         --           A           z
        ART                                                                    04-01-90         --           A           z
        Mortgage Term                                                          04-01-90         --           A           z
           ART Rider                                                           04-01-90         --           A           z
           Waiver of Premium Rider                                             04-01-90         --           A           z
        VUL-350                                                                05-01-91         --           A           z


Agreement No. 18/Revision No. 1                                           Page.2

B. One hundred percent of the reinsurance the REINSURED cedes facultatively of the insurance specified below shall be ceded under this agreement provided the REINSURED has accepted the [name of reinsurance company] offer to reinsure.

                                                         Dates                       Letters
                                                         -----                       -------
                       Plan                        From           Through      From       Through
                       ----                        ----           -------      ----       -------
UL25                                             04-01-90            --          A           z
UL100                                            04-01-90            --          A           z
UL500                                            04-01-90            --          A           z
VUL                                              04-01-90            --          A           z
EUL25                                            04-01-90            --          A           z
EUL100                                           04-01-90            --          A           z
   Other Insured Riders (OIR)                    04-01-90            --          A           z
   Waiver of Monthly
     Deductions (WMD) Rider                      04-01-90            --          A           z
Whole Life                                       04-01-90            --          A           z
   Annual Reducing Term
     (ART) Rider                                 04-01-90            --          A           z
   Waiver of Premium (WP) Rider                  04-01-90            --          A           z
YRT                                              04-01-90            --          A           z
YRT - 7                                          04-01-90            --          A           z
10 Year Renewable Term                           04-01-90            --          A           z
   ART Rider                                     04-01-90            --          A           z
   Waiver of Premium Rider                       04-01-90            --          A           z
ART                                              04-01-90            --          A           z
Mortgage Term                                    04-01-90            --          A           z
   ART Rider                                     04-01-90            --          A           z
   Waiver of Premium Rider                       04-01-90            --          A           z
VUL - 350                                        05-01-91            --          A           z

C. Continuations to the insurance specified above shall be ceded under this agreement provided the original policy was reinsured with the [name of reinsurance company] under this or another agreement. The percentage of reinsurance ceded to [name of reinsurance company] shall equal the percentage of the original policy ceded to [name of reinsurance company].


Agreement No. 18/Revision No. 1                                           Page.3

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                        effective April 1, 1990, between

              IDS LIFE INSURANCE COMPANY of Minneapolis, Minnesota,

                   hereinafter referred to as the "REINSURED,"

                                       and

    [name of reinsurance company] of [city and state of reinsurance company]

         hereinafter referred to as the "[name of reinsurance company]."

            1. It is hereby agreed that on and after the first day of April, 1990, paragraph B of the "PAYMENT OF REINSURANCE PREMIUMS" article of the Agreement shall be replaced with the following:

            "B. The amount due to [name of reinsurance company] shall accompany such report; if the amount is due the REINSURED, the [name of reinsurance company] shall remit such amount to the REINSURED within fifteen days of receipt of the report. Premiums for reinsurance hereunder are payable at the Home Office of the [name of reinsurance company] or any other location specified by the [name of reinsurance company] and shall be paid on a monthly basis with respect to Universal Life plans and shall be paid on an annual basis with respect to plans other than Universal Life plans without regard to the manner of payment stipulated in the policy issued by the REINSURED."

            2. It is hereby agreed that on and after the first day of April, 1990, the Premium Schedule of the Agreement shall be replaced with the attached Premium Schedule.

            It is expressly understood and agreed that the provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

                         -----------------------
                                  IMAGED

                         DATE 9-10-91 BY CD
                              -------    ------
                         -----------------------


Agreement No. 18/Revision No. 2                                           Page.1